Exhibit 99.1
Rapid Micro Biosystems Reports First Quarter 2026 Financial Results
•Reports first quarter 2026 total revenue of $8.0 million, representing 11% growth compared to the first quarter of 2025
◦Placed 6 Growth Direct systems in the first quarter 2026 compared to 3 systems in the first quarter of 2025
•First quarter 2026 product revenue increased 36% year-over-year; consumable revenue increased over 30%
•First quarter 2026 recurring revenue increased 28% year-over-year; comprised 63% of total revenue
•First quarter 2026 product gross margin percentage increased 15-percentage points; consumable gross margin increased 33-percentage points
•Advanced strategic collaboration with MilliporeSigma with execution of Services Agreement
•Reaffirms full year 2026 total revenue guidance range of $37.0 million to $41.0 million including a range of 30 to 38 Growth Direct system placements
•Reaffirms full year 2026 gross margin percentage guidance of approximately 20%, with Q4 2026 exit rate in mid-20% range

Lexington, MA, May 13, 2026 (GLOBE NEWSWIRE) -- Rapid Micro Biosystems, Inc. (Nasdaq: RPID) (the “Company”), an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products, today announced its financial results for the first quarter ended March 31, 2026.
"Our first quarter results reflect strong and consistent execution across the business," said Robert Spignesi, President and CEO. "Strong consumable revenue drove nearly 30% growth in recurring revenue, underscoring the strength of our installed base and utilization trends. We continue to see robust customer interest in QC automation and are increasingly engaged in strategic discussions with customers on enterprise-level deployments of the Growth Direct platform and broader integration into company-wide automation strategies."
First Quarter Financial Results
Total revenue for the first quarter of 2026 increased 11.1% to $8.0 million compared to $7.2 million in the first quarter of 2025. The Company placed six new Growth Direct® systems and completed the validation of five customer systems compared to three placements and nine validations in the first quarter of 2025. Product revenue increased 36.0% to $5.6 million, compared to $4.1 million in the first quarter of 2025. Service revenue declined 21.9% to $2.4 million, compared to $3.1 million in the first quarter of 2025. The decline was primarily due to lower validation activity in the quarter, compared to the prior year. Recurring revenue increased 27.7% to $5.1 million, compared to $4.0 million in the first quarter of 2025.
Total cost of revenue was $7.6 million in the first quarter of 2026, an increase of 12.2% compared to $6.8 million in the first quarter of 2025. Gross margin was 4.6%, or $0.4 million, compared to 5.6%, or $0.4 million in the first quarter of 2025.
Total operating expenses increased by 17.9% to $14.2 million in the first quarter of 2026, compared to $12.1 million in the first quarter of 2025. General and administrative expenses increased by 30.8%, research and development expenses decreased by 7.3%, and sales and marketing expenses increased by 24.4%, in each case compared to the first quarter of 2025.
Net loss for the first quarter of 2026 was $14.3 million and net loss per share was $0.31, compared to a net loss of $11.3 million and net loss per share of $0.26 in the first quarter of 2025.
Cash, cash equivalents, short-term investments, and restricted cash were approximately $23 million as of March 31, 2026.

Full Year 2026 Outlook
The Company is reaffirming its full year 2026 total revenue guidance range of $37.0 million to $41.0 million including a range of 30 to 38 Growth Direct system placements, at least 25 system validations and gross margin percentage of approximately 20%.
Company Presentation Available
The Company has posted an updated presentation, titled Rapid Micro Biosystems Corporate Presentation - May 2026, to its Investor Relations website. The presentation includes a highlights of first quarter 2026 results and the Company's outlook for the second quarter and full year 2026.
This presentation is available at https://investors.rapidmicrobio.com/news-and-events/presentations
Webcast Details
The Company will host a conference call before the market opens today, May 13, 2026, at 4:30 p.m. ET to discuss its first quarter 2026 financial results. The live call is accessible on the Company’s website at investors.rapidmicrobio.com and will be archived and available for replay for one year.
About Rapid Micro Biosystems
Rapid Micro Biosystems is an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products such as biologics, vaccines, cell and gene therapies, and sterile injectables. The Company’s flagship Growth Direct system automates and modernizes the antiquated, manual microbial quality control (“MQC”) testing workflows used in the largest and most complex pharmaceutical manufacturing operations across the globe. The Growth Direct system brings the quality control lab to the manufacturing floor, unlocking the power of MQC automation to deliver the faster results, greater accuracy, increased operational efficiency, better compliance with data integrity regulations, and quicker decision making that customers rely on to ensure safe and consistent supply of important healthcare products. The Company is headquartered in Lexington, Massachusetts and has U.S. manufacturing in Lowell, Massachusetts, with global locations in Switzerland, Germany, and the Netherlands. For more information, please visit www.rapidmicrobio.com or follow the Company on X (formerly known as Twitter) at @rapidmicrobio or on LinkedIn.
Rapid Micro Biosystems intends to use the Investor Relations page of its website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor its website in addition to following press releases, filings with the Securities and Exchange Commission (“SEC”), public conference calls, presentations and webcasts.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s guidance, including with respect to full year 2026 total revenue, gross margin, number of Growth Direct placements and system validations; and the Company's growth outlook in future periods.

In some cases, you can identify forward-looking statements by terminology such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to risks related to, the Company's ability to achieve positive cash flow; the Company's ability to achieve its business objectives; the Company's significant losses since inception; the Company’s ability to meet its publicly announced guidance and other expectations about its business and operations; the Company's ability to fulfill customer orders on its anticipated timelines or at all; the impact of the Company's existing and any future indebtedness on its ability to operate its business; the Company’s ability to access any future tranches under its debt facility and to comply with all of its obligations thereunder; the Company’s limited experience in marketing and sales and the effectiveness of its sales processes; the Company’s need to develop new products and adapt to technological changes; the Company’s ability to establish and maintain its position as a leading provider of automated microbial quality control testing; the Company’s ability to maintain its manufacturing facility; the Company's ability to improve the gross margins of its products and services; risks related to third-parties; the Company’s ability to retain key management and other employees; risks related to regulatory and intellectual property matters; risks related to supply chain disruptions and the impact of inflation; risks associated with macroeconomic events and uncertainty, including with respect to tariff and trade policy in the U.S. and abroad, as well as activity in the Company's industry and in the general economy; and the other important factors outlined under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC, as such factors may be updated from time to time in its other filings with the SEC, which are available on the SEC's website at www.sec.gov and the Investor Relations page of its website at investors.rapidmicrobio.com. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.
Investor Contact
Michael Beaulieu, CFA
Vice President, Investor Relations and Corporate Communications
investors@rapidmicrobio.com
Media Contact
media@rapidmicrobio.com

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue:
Product revenue	$5,578	$4,101
Service revenue	2,424	3,104
Total revenue	8,002	7,205
Cost of revenue:
Cost of product revenue	6,025	5,029
Cost of service revenue	1,606	1,772
Total cost of revenue	7,631	6,801
Gross margin	371	404
Operating expenses:
Research and development	3,359	3,624
Sales and marketing	3,422	2,751
General and administrative	7,442	5,690
Total operating expenses	14,223	12,065
Loss from operations	(13,852)	(11,661)
Other income (expense):
Interest income	256	466
Interest expense	(639)	(12)
Other expense, net	(32)	(49)
Total other income (expense), net	(415)	405
Loss before income taxes	(14,267)	(11,256)
Income tax expense	8	7
Net loss	$(14,275)	$(11,263)
Net loss per share — basic and diluted	$(0.31)	$(0.26)
Weighted average common shares outstanding — basic and diluted	45,433,800	43,993,359

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$13,815	$20,030
Short-term investments	9,134	18,266
Accounts receivable	6,367	3,134
Inventory, net	17,447	17,593
Prepaid expenses and other current assets	2,463	2,145
Total current assets	49,226	61,168
Property and equipment, net	8,770	8,972
Right-of-use assets	3,838	4,109
Other long-term assets	245	319
Restricted cash	284	284
Total assets	62,363	74,852

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,670	$4,139
Accrued expenses and other current liabilities	6,495	8,316
Deferred revenue	6,634	4,734
Lease liabilities, short-term	1,320	1,298
Total current liabilities	19,119	18,487
Lease liabilities, long-term	3,337	3,674
Notes payable, net	19,053	18,902
Warrant liability	116	186
Other long-term liabilities	340	397
Total liabilities	41,965	41,646
Total stockholders’ equity	20,398	33,206
Total liabilities and stockholders’ equity	$62,363	$74,852

RAPID MICRO BIOSYSTEMS, INC.
Unaudited Cash, Cash Equivalents and Investments
(in thousands)

	March 31, 2026	December 31, 2025
Cash and cash equivalents	$13,815	$20,030
Short-term investments	9,134	18,266
Restricted cash	284	284
Cash, cash equivalents, investments and restricted cash	$23,233	$38,580